Exhibit 99.1

Contact:

David Smith

(212) 515-7783

NEW SENIOR ANNOUNCES FOURTH QUARTER AND FULL YEAR 2017 RESULTS

Announces Exploration of Strategic Alternatives

NEW YORK — February 23, 2018 — New Senior Investment Group Inc. (“New Senior” or the “Company”) (NYSE: SNR) announced today its results for the quarter and full year ended December 31, 2017 and that the Company’s Board of Directors has been exploring strategic alternatives to maximize shareholder value.

4Q 2017 FINANCIAL HIGHLIGHTS

•	Declared cash dividend of $0.26 per common share

•	Net income of $33.5 million, or $0.41 per basic and diluted share

•	Total net operating income (“NOI”) of $53.7 million, compared to $57.1 million for 4Q’16

•	Normalized Funds from Operations (“Normalized FFO”) of $22.9 million, or $0.28 per basic and diluted share

•	AFFO of $20.1 million, or $0.24 per basic and diluted share

•	Normalized Funds Available for Distribution (“Normalized FAD”) of $18.5 million, or $0.23 per basic share and $0.22 per diluted share

4Q 2017 AND RECENT BUSINESS HIGHLIGHTS

•	Total same store cash NOI increased 1.0% vs. 4Q’16

•	Managed same store cash NOI decreased 1.5% vs. 4Q’16 and increased 2.4% vs. 3Q’17

•	Triple net same store cash NOI increased 4.4% vs. 4Q’16

•	Completed the sale of 15 properties for $296 million comprised of nine managed AL/MC properties for $109.5 million and six triple net lease properties for $186.0 million

FOURTH QUARTER 2017 RESULTS

Dollars in thousands, except per share data

	For the Quarter Ended December 31, 2017			For the Quarter Ended December 31, 2016
	Amount	Per Basic Share	Per Diluted Share	Amount	Per Basic Share	Per Diluted Share
GAAP
Net Income (Loss)	$33,521	$0.41	$0.41	$(2,802)	$(0.03)	$(0.03)

Non-GAAP(A)
NOI	$53,732	N/A	N/A	$57,053	N/A	N/A
FFO	15,659	$0.19	$0.19	21,645	$0.26	$0.26
Normalized FFO	22,896	$0.28	$0.28	26,027	$0.32	$0.31
AFFO	20,070	$0.24	$0.24	22,463	$0.27	$0.27
Normalized FAD(B)	18,527	$0.23	$0.22	20,140	$0.25	$0.24

(A)	See end of press release for reconciliation of non-GAAP measures to net loss.
(B)	Normalized FAD, which does not reflect debt principal payments and certain other expenses, does not represent cash available for distribution to shareholders.

FULL YEAR 2017 RESULTS

Dollars in thousands, except per share data

	For the Year Ended December 31, 2017			For the Year Ended December 31, 2016
	Amount	Per Basic Share	Per Diluted Share	Amount	Per Basic Share	Per Diluted Share
GAAP
Net Income (Loss)	$12,208	$0.15	$0.15	$(72,249)	$(0.88)	$(0.88)

Non-GAAP(A)
NOI	$219,085	N/A	N/A	$229,411	N/A	N/A
FFO	80,387	$0.98	$0.97	98,941	$1.20	$1.19
Normalized FFO	94,340	$1.15	$1.14	105,899	$1.29	$1.28
AFFO	85,159	$1.04	$1.03	94,400	$1.15	$1.14
Normalized FAD(B)	78,253	$0.95	$0.95	86,177	$1.05	$1.04

(A)	See end of press release for reconciliation of non-GAAP measures to net loss.
(B)	Normalized FAD, which does not reflect debt principal payments and certain other expenses, does not represent cash available for distribution to shareholders.

FOURTH QUARTER 2017 GAAP RESULTS

New Senior recorded GAAP net income of $33.5 million, or $0.41 per basic and diluted share, for the fourth quarter of 2017, compared to GAAP net loss of $2.8 million, or $(0.03) per basic and diluted share, for the fourth quarter of 2016. The year over year increase in the fourth quarter of 2017 net income was primarily driven by a gain on sale of real estate of $49.2 million compared to a gain on sale of real estate of $13.4 million in the fourth quarter of 2016.

FOURTH QUARTER 2017 PORTFOLIO PERFORMANCE

Total NOI decreased 5.8% to $53.7 million compared to $57.1 million for 4Q 2016. Total same store cash NOI increased 1.0% vs. 4Q 2016.

For the managed portfolio, same store average occupancy decreased 150 basis points to 86.8% compared to 88.3% for 4Q 2016, and same store RevPOR increased 1.6% to $3,100 compared to $3,050 for 4Q 2016. Year over year, same store cash NOI decreased 1.5% to $24.9 million compared to $25.2 million for 4Q 2016. Quarter over quarter, same store cash NOI increased 2.4% to $25.3 million compared to $24.7 million for 3Q 2017.

For the triple net portfolio, same store cash NOI increased 4.4% to $19.9 million compared to $19.1 million for 4Q 2016. Same store triple net average occupancy decreased 230 basis points to 87.7% compared to 90.0% for 4Q 2016. Same store EBITDARM coverage as of December 31, 2017 was 1.17x, down from 1.21x as of December 31, 2016. Triple net average occupancy and EBITDARM coverage are presented one quarter in arrears on a trailing twelve month basis.

ASSET SALE UPDATE

During the fourth quarter, the Company completed the sale of $296 million of assets comprised of the following:

•	$109.5 million sale of nine managed AL/MC properties, which closed in November 2017. In connection with the sale, the Company repaid $78.7 million of debt and realized a gain on sale of $6.9 million, net of selling costs.

•	$186.0 million sale of six triple net leased properties, comprised of four CCRC, one IL property and one AL/MC property, as well as termination of the related lease with LCS, which closed in December 2017. In connection with the sale, the Company repaid $98.1 million of debt and realized a gain on sale of $42.3 million, net of selling costs.

FOURTH QUARTER DIVIDEND

On February 22, 2018, the Company’s Board of Directors declared a cash dividend of $0.26 per share for the quarter ended December 31, 2017. The dividend is payable on March 22, 2018 to shareholders of record on March 8, 2018.

EXPLORATION OF STRATEGIC ALTERNATIVES

The Company also announced that the Company’s Board of Directors, together with its management team and legal and financial advisors, has been conducting a process to explore and evaluate a full range of strategic alternatives to maximize shareholder value.

There can be no assurance that this process will result in a transaction or, if a transaction is undertaken, its terms or timing. The Company does not intend to make any further public comment regarding the review until it has been completed. The Company retained J.P. Morgan Securities LLC as its financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP as its legal advisor to assist in this ongoing review.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the presentation posted in the Investor Relations section of the Company’s website, www.newseniorinv.com.

EARNINGS CONFERENCE CALL

Management will host a conference call on February 23, 2018 at 9:00 A.M. Eastern Time. The conference call may be accessed by dialing (877) 694-6694 (from within the U.S.) or (970) 315-0985 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Senior Fourth Quarter and Full Year 2017 Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newseniorinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on March 26, 2018 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside the U.S.); please reference access code “4744689.”

ABOUT NEW SENIOR

New Senior Investment Group (NYSE: SNR) is a publicly-traded real estate investment trust with a diversified portfolio of senior housing properties located across the United States. As of December 31, 2017, New Senior is one of the largest owners of senior housing properties, with 133 properties across 37 states. New Senior is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm. More information about New Senior can be found at www.newseniorinv.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain items in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the Company’s exploration of strategic alternatives. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to contemplated asset sales and the Company’s review of strategic alternatives and announcement thereof. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of these and other risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission, which are available on the Company’s website (www.newseniorinv.com). New risks and uncertainties emerge from time to time, and it is not possible for New Senior to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Senior expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Senior’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Consolidated Balance Sheets

(dollars in thousands, except share data)

	December 31,
	2017	2016
Assets
Real estate investments:
Land	$182,238	$220,317
Buildings, improvements and other	2,329,524	2,552,862
Accumulated depreciation	(275,794)	(218,968)

Net real estate property	2,235,968	2,554,211

Acquired lease and other intangible assets	264,438	319,929
Accumulated amortization	(249,198)	(255,452)

Net real estate intangibles	15,240	64,477

Net real estate investments	2,251,208	2,618,688

Cash and cash equivalents	137,327	58,048
Straight-line rent receivables	82,445	73,758
Receivables and other assets, net	37,047	71,234

Total Assets	$2,508,027	$2,821,728

Liabilities and Equity
Liabilities
Mortgage notes payable, net	$1,907,928	$2,130,387
Due to affiliates	9,550	11,623
Accrued expenses and other liabilities	84,664	100,823

Total Liabilities	$2,002,142	$2,242,833

Commitments and contingencies
Equity
Preferred Stock $0.01 par value, 100,000,000 shares authorized and none issued or outstanding as of both December 31, 2017 and 2016	$—	$—
Common stock $0.01 par value, 2,000,000,000 shares authorized, 82,148,869 and 82,127,247 shares issued and outstanding as of December 31, 2017 and 2016, respectively	821	821
Additional paid-in capital	898,132	897,918
Accumulated deficit	(393,068)	(319,844)

Total Equity	$505,885	$578,895

Total Liabilities and Equity	$2,508,027	$2,821,728

Consolidated Statement of Operations

(dollars in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(unaudited)
Revenues
Resident fees and services	$79,266	$89,252	$336,739	$359,472
Rental revenue	27,650	28,243	112,391	112,966

Total revenues	106,916	117,495	449,130	472,438

Expenses
Property operating expense	53,184	60,442	230,045	243,027
Depreciation and amortization	31,355	37,803	139,942	184,546
Interest expense	23,128	23,122	93,597	91,780
Acquisition, transaction, and integration expense	984	2,172	2,453	3,942
Management fees and incentive compensation to affiliate	3,823	5,946	18,225	18,143
General and administrative expense	3,612	3,594	15,307	15,194
Loss on extinguishment of debt	3,230	245	3,902	245
Other expense (income)	57	(79)	1,702	727

Total expenses	$119,373	$133,245	$505,173	$557,604
Gain on sale of real estate	49,217	13,356	71,763	13,356

Income (Loss) Before Income Taxes	36,760	(2,394)	15,720	(71,810)
Income tax expense	3,239	408	3,512	439

Net Income (Loss)	$33,521	$(2,802)	$12,208	$(72,249)

Net Income (Loss) Per Share of Common Stock
Basic (A)	$0.41	$(0.03)	$0.15	$(0.88)

Diluted (A)	$0.41	$(0.03)	$0.15	$(0.88)

Weighted Average Number of Shares of Common Stock Outstanding
Basic	82,148,869	82,127,247	82,145,295	82,357,349

Diluted (B)	82,632,232	82,127,247	82,741,322	82,357,349

Dividends Declared Per Share of Common Stock	0.26	0.26	$1.04	$1.04

(A)	Basic earnings per share (“EPS”) is calculated by dividing net income by the weighted average number of shares of common stock outstanding. Diluted EPS is computed by dividing net income by the weighted average number of shares of common stock outstanding plus the additional dilutive effect, if any, of common stock equivalents during each period.
(B)	All outstanding options were excluded from the diluted share calculation for the three months and year ended December 31, 2016 as their effect would have been anti-dilutive.

Consolidated Statement of Cash Flows

(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(unaudited)
Cash Flows From Operating Activities
Net income (loss)	$33,521	$(2,802)	$12,208	$(72,249)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of tangible assets and amortization of intangible assets	31,380	37,837	140,078	184,689
Amortization of deferred financing costs	2,093	2,366	9,090	9,582
Amortization of deferred revenue, net	(604)	(92)	(385)	1,903
Amortization of (premium) discount on mortgage notes payable	(56)	(156)	(512)	(603)
Non-cash straight-line rent	(4,338)	(5,379)	(17,865)	(21,842)
Gain on sale of real estate	(49,217)	(13,356)	(71,763)	(13,356)
Loss on extinguishment of debt	3,230	245	3,902	245
Equity-based compensation	—	—	75	144
Provision for bad debt	509	598	2,228	2,150
Remeasurement of deferred tax assets	2,966	—	2,966	—
Other non-cash expense	(53)	37	1,168	702
Changes in:
Receivables and other assets, net	7,258	5,578	(658)	(3,069)
Due to affiliates	(6,018)	837	(2,073)	1,979
Accrued expenses and other liabilities	(24,252)	(6,100)	(16,948)	9,024

Net Cash Provided by (Used In) Operating Activities	$(3,581)	$19,613	$61,511	$99,299

Cash Flows From Investing Activities
Proceeds from the sale of real estate, net	$292,270	$22,711	$339,624	$22,711
Capital expenditures, net of insurance proceeds	(5,253)	(5,398)	(19,729)	(21,151)
Reimbursements (escrows) for capital expenditures, net	2,275	(1,157)	6,871	(2,423)
Deposits refunded (paid) for real estate investments	—	—	—	584

Net Cash Provided by (Used In) Investing Activities	$289,292	$16,156	$326,766	$(279)

Cash Flows From Financing Activities
Principal payments of mortgage notes payable	$(7,642)	(4,446)	$(26,946)	$(16,240)
Repayments of mortgage notes payable	(176,762)	(13,725)	(204,730)	(13,725)
Payment of exit fee on extinguishment of debt	(2,953)	(189)	(3,264)	(189)
Payment of common stock dividend	(21,359)	(21,353)	(85,432)	(85,412)
Cash returned from (escrowed with) lender	11,374	(11,374)	11,374	(11,374)
Repurchase of common stock	—	(29)	—	(30,913)
Payment of deferred financing costs	579	—	—	—

Net Cash Used In Financing Activities	$(196,763)	$(51,116)	$(308,998)	$(157,853)

Net increase (decrease) in cash and cash equivalents	88,948	(15,347)	79,279	(58,833)
Cash and cash equivalents, beginning of year	48,379	73,395	58,048	116,881

Cash and Cash Equivalents, End of Year	$137,327	$58,048	$137,327	$58,048

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest expense	$21,513	$20,625	$85,373	$82,557
Cash paid during the year for income taxes	—	—	274	266

Supplemental Schedule of Non-Cash Investing and Financing Activities
Issuance of common stock and exercise of options	$—	$—	$214	$139

Reconciliation of NOI to Net Income

(dollars in thousands)

	2016	2017
NOI	$229,411	$219,085
Depreciation and amortization	(184,546)	(139,942)
Interest expense	(91,780)	(93,597)
Acquisition, transaction and integration expense	(3,942)	(2,453)
Management fees and incentive compensation to affiliate	(18,143)	(18,225)
General and administrative expense	(15,194)	(15,307)
Loss on extinguishment of debt	(245)	(3,902)
Other expense	(727)	(1,702)
Gain on sale of real estate	13,356	71,763
Income tax expense	(439)	(3,512)

Net Income (Loss)	$(72,249)	$12,208

Reconciliation of Net Income to FFO, Normalized FFO, AFFO and Normalized FAD

(dollars and shares in thousands, except per share data)

(unaudited)

	For the Quarter Ended	For the Year Ended
	December 31, 2017	December 31, 2017
Net Income	$33,521	$12,208
Adjustments:
Gain on sale of real estate	(49,217)	(71,763)
Depreciation and amortization	31,355	139,942

FFO	$15,659	$80,387
FFO per diluted share	$0.19	$0.97

Acquisition, transaction and integration expense	984	2,453
Loss on extinguishment of debt	3,230	3,902
Incentive compensation on sale of real estate(1)	—	2,930
Remeasurement of deferred tax assets(2)	2,966	2,966
Other expense	57	1,702

Normalized FFO	$22,896	$94,340
Normalized FFO per diluted share	$0.28	$1.14

Straight-line rent	(4,338)	(17,865)
Amortization of deferred financing costs	2,093	9,090
Amortization of deferred community fees and other(3)	(581)	(406)

AFFO	$20,070	$85,159
AFFO per diluted share	$0.24	$1.03

Routine capital expenditures	(1,543)	(6,906)

Normalized FAD	$18,527	$78,253
Normalized FAD per diluted share	$0.22	$0.95

Weighted average diluted shares outstanding	82,632	82,741

(1)	Reflects incentive compensation directly related to the gain on sale of real estate, which may represent a portion of total incentive compensation earned by the Manager in a given quarter, as reported in “Management fees and incentive compensation to affiliate” in the Consolidated Statement of Operations. The calculation of gain on sale for purposes of the incentive compensation calculation differs significantly from gain on sale calculated in accordance with GAAP.
(2)	Reflects the remeasurement of our deferred tax assets due to the reduction in the U.S. corporate income tax rate and is included in “Income tax expense (benefit)” in the Consolidated Statements of Operations.
(3)	Includes amortization of above / below market lease intangibles, amortization of premium on mortgage notes payable and amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

Reconciliation of Year-over-Year Cash NOI (unaudited)

(dollars in thousands)

	4Q 2016					4Q 2017
	Same Store NNN Properties	Non-Same Store NNN Properties	Same Store Managed Properties	Non-Same Store Managed Properties	Total	Same Store NNN Properties	Non-Same Store NNN Properties	Same Store Managed Properties	Non-Same Store Managed Properties	Total
Cash NOI	$19,080	$3,826	$25,249	$3,125	$51,280	$19,925	$3,414	$24,869	$661	$48,869
Straight-line rent	4,817	562	—	—	5,379	3,975	363	—	—	4,338
Amortization of deferred community fees and other(1)	(25)	(17)	251	185	394	(25)	(2)	175	377	525

NOI	$23,872	$4,371	$25,500	$3,310	$57,053	$23,875	$3,775	$25,044	$1,038	$53,732

Depreciation and amortization					(37,803)					(31,355)
Interest expense					(23,122)					(23,128)
Acquisition, transaction and integration expense					(2,172)					(984)
Management fees and incentive compensation to affiliate					(5,946)					(3,823)
General and administrative expense					(3,594)					(3,612)
Loss on extinguishment of debt					(245)					(3,230)
Other income (expense)					79					(57)
Gain on sale of real estate					13,356					49,217
Income tax expense					(408)					(3,239)

Net Income (Loss)					($2,802)					$33,521

(1)	Includes amortization of above / below market lease intangibles and amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

Reconciliation of Quarter-over-Quarter Cash NOI (unaudited)

(dollars in thousands)

	3Q 2017					4Q 2017
	Same Store NNN Properties	Non-Same Store NNN Properties	Same Store Managed Properties	Non-Same Store Managed Properties	Total	Same Store NNN Properties	Non-Same Store NNN Properties	Same Store Managed Properties	Non-Same Store Managed Properties	Total
Cash NOI	$19,925	$3,969	$24,701	$1,503	$50,098	$19,925	$3,414	$25,287	$243	$48,869
Straight-line rent	3,975	419	—	—	4,394	3,975	363	—	—	4,338
Amortization of deferred community fees and other(1)	(25)	(16)	(132)	27	(146)	(25)	(2)	153	399	525

NOI	$23,875	$4,372	$24,569	$1,530	$54,346	$23,875	$3,775	$25,440	$642	$53,732

Depreciation and amortization					(35,126)					(31,355)
Interest expense					(23,898)					(23,128)
Acquisition, transaction and integration expense					(675)					(984)
Management fees and incentive compensation to affiliate					(3,824)					(3,823)
General and administrative expense					(3,958)					(3,612)
Loss on extinguishment of debt					—					(3,230)
Other expense					(1,484)					(57)
Gain on sale of real estate					—					49,217
Income tax benefit (expense)					80					(3,239)

Net Income (Loss)					($14,539)					$33,521

(1)	Includes amortization of above / below market lease intangibles and amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

NON-GAAP FINANCIAL MEASURES

The tables above set forth reconciliations of non-GAAP measures to net income (loss), which is the most directly comparable GAAP financial measure.

A non-GAAP financial measure is a measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are not excluded from or included in the most comparable GAAP measure. We consider certain non-GAAP financial measures to be useful supplemental measures of our operating performance. GAAP accounting for real estate assets assumes that the value of real estate assets diminishes predictably over time, even though real estate values historically have risen or fallen with market conditions. As a result, many industry investors look to non-GAAP financial measures for supplemental information about real estate companies.

You should not consider non-GAAP measures as alternatives to GAAP net income, which is an indicator of our financial performance, or as alternatives to GAAP cash flow from operating activities, which is a liquidity measure, nor are non-GAAP measures necessarily indicative of our ability to satisfy our funding requirements. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP measures in conjunction with GAAP net income as presented in our Consolidated Financial Statements and other financial data included elsewhere in this report. Moreover, the comparability of non-GAAP financial measures across companies may be limited as a result of differences in the manner in which real estate companies calculate such measures, the capital structure of such companies or other factors.

Below is a description of the non-GAAP financial measures presented herein.

NOI and Cash NOI

The Company evaluates the performance of each of its two business segments based on NOI. The Company defines NOI as total revenues less property-level operating expenses, which include property management fees and travel cost reimbursements. The sum of the NOI for each segment is total NOI, which the Company uses to evaluate the aggregate performance of its segments.

The Company defines cash NOI as NOI excluding the effects of straight-line rent, amortization of above / below market lease intangibles and amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives. We believe that NOI and cash NOI serve as useful supplemental measures to net income because they allow investors, analysts and management to measure unlevered property-level operating results and to compare our operating results between periods and to the operating results of other real estate companies on a consistent basis.

Same store NOI and same store cash NOI include only properties owned for the entirety of comparable periods. Properties acquired, sold, transitioned to other operators or classified as held for sale during the comparable periods are excluded from the same store amounts.

FFO and Other Non-GAAP Measures

We use Funds From Operations (“FFO”) and Normalized FFO as supplemental measures of our operating performance. We use the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO. NAREIT defines FFO as GAAP net income excluding gains (losses) from sales of depreciable real estate assets and impairment charges of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and joint ventures to reflect FFO on the same basis. FFO does not account for debt principal payments and is not intended as a measure of a REIT’s ability to satisfy such payments or any other cash requirements.

Normalized FFO, as defined below, measures the financial performance of our portfolio of assets excluding items that, although incidental to, are not reflective of the day-to-day operating performance of our portfolio of assets. We believe that Normalized FFO is useful because it facilitates the evaluation of our portfolio’s operating performance (i) between periods on a consistent basis and (ii) to the operating performance of other real estate companies. However, comparability may be limited because our calculation of Normalized FFO may differ significantly from that of other companies, or because of features of our business that are not present in other companies.

We define Normalized FFO as FFO excluding the following income and expense items, as applicable: (a) acquisition, transaction and integration related costs and expenses; (b) the write off of unamortized discounts, premiums, deferred financing costs, or additional costs, make whole payments and penalties or premiums incurred as the result of early repayment of debt (collectively

“Gain (Loss) on extinguishment of debt”); (c) incentive compensation recognized as a result of sales of property; (d) the remeasurement of deferred tax assets and (e) other items that we believe are not indicative of operating performance, generally reported as “Other (income) expense” in the Consolidated Statements of Operations.

Management also uses AFFO and Normalized FAD as supplemental measures of the Company’s operating performance.

We define AFFO as Normalized FFO excluding the impact of the following: (a) straight-line rents; (b) amortization of above / below market lease intangibles; (c) amortization of deferred financing costs; (d) amortization of premium on mortgage notes payable and (e) amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives. We believe AFFO is useful because it facilitates the evaluation of (i) the current economic return on our portfolio of assets between periods on a consistent basis and (ii) our portfolio versus those of other real estate companies that report AFFO. However, comparability may be limited because our calculation of AFFO may differ significantly from that of other companies, or because of features of our business that are not present in other companies.

We define Normalized FAD as AFFO less routine capital expenditures, which we view as a cost associated with the current economic return. Normalized FAD, which does not reflect debt principal payments and certain other expenses, does not represent cash available for distribution to shareholders.